Exhibit 3.1

1 BYLAWS OF AGNT, INC. Adopted June 11, 2026 Table of Contents ARTICLE I - MEETINGS OF SHAREHOLDERS........................................................................................... 4 1.1 Place of Meetings ..................................................................................................................... 4 1.2 Annual Meeting......................................................................................................................... 4 1.3 Special Meeting ........................................................................................................................ 4 1.4 Advance Notice Procedures. .................................................................................................... 4 1.5 Notice of Shareholders’ Meetings............................................................................................. 9 1.6 Quorum..................................................................................................................................... 9 1.7 Adjourned Meeting; Notice ..................................................................................................... 10 1.8 Conduct of Business............................................................................................................... 10 1.9 Voting ..................................................................................................................................... 10 1.10 Shareholder Action by Written Consent Without a Meeting. .................................................. 11 1.11 Record Dates.......................................................................................................................... 12 1.12 Proxies.................................................................................................................................... 12 1.13 List of Shareholders Entitled to Vote ...................................................................................... 12 ARTICLE II - DIRECTORS........................................................................................................................... 13 2.1 Powers.................................................................................................................................... 13 2.2 Number of Directors ............................................................................................................... 13 2.3 Election, Qualification and Term of Office of Directors........................................................... 13 2.4 Resignation and Vacancies .................................................................................................... 13 2.5 Place of Meetings; Meetings by Telephone............................................................................ 13 2.6 Conduct of Business............................................................................................................... 14 2.7 Regular Meetings ................................................................................................................... 14 2.8 Special Meetings; Notice ........................................................................................................ 14 2.9 Quorum; Voting ...................................................................................................................... 14 2.10 Board Action by Written Consent Without a Meeting ............................................................. 14 2.11 Fees and Compensation of Directors ..................................................................................... 15 2.12 Removal of Directors .............................................................................................................. 15 ARTICLE III - COMMITTEES .......................................................................................................................... 15 3.1 Committees of Directors ......................................................................................................... 15 3.2 Committee Minutes................................................................................................................. 15 3.3 Meetings and Actions of Committees ..................................................................................... 15 3.4 Subcommittees....................................................................................................................... 16 ARTICLE IV - OFFICERS ............................................................................................................................... 16

2 4.1 Officers ................................................................................................................................... 16 4.2 Appointment of Officers .......................................................................................................... 16 4.3 Subordinate Officers............................................................................................................... 16 4.4 Removal and Resignation of Officers ..................................................................................... 16 4.5 Vacancies in Offices ............................................................................................................... 17 4.6 Representation of Securities of Other Corporations or Entities.............................................. 17 4.7 Authority and Duties of Officers.............................................................................................. 17 ARTICLE V - INDEMNIFICATION ................................................................................................................ 17 5.1 Indemnification of Directors and Officers in Third-Party Proceedings .................................... 17 5.2 Indemnification of Directors and Officers in Actions by or in the Right of the Company ........ 17 5.3 Successful Defense................................................................................................................ 17 5.4 Indemnification of Others........................................................................................................ 18 5.5 Advanced Payment of Expenses............................................................................................ 18 5.6 Limitation on Indemnification .................................................................................................. 18 5.7 Determination; Claim .............................................................................................................. 18 5.8 Non-Exclusivity of Rights........................................................................................................ 19 5.9 Insurance................................................................................................................................ 19 5.10 Survival................................................................................................................................... 19 5.11 Effect of Repeal or Modification.............................................................................................. 19 5.12 Certain Definitions .................................................................................................................. 19 ARTICLE VI - STOCK..................................................................................................................................... 19 6.1 Stock Certificates; No Partly Paid Shares .............................................................................. 19 6.2 Special Designation on Certificates........................................................................................ 20 6.3 Lost Certificates...................................................................................................................... 20 6.4 Dividends................................................................................................................................ 20 6.5 Stock Transfer Agreements.................................................................................................... 20 6.6 Registered Shareholders........................................................................................................ 20 6.7 Transfers ................................................................................................................................ 21 ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER......................................................................... 21 7.1 Notice of Shareholders Meetings............................................................................................ 21 7.2 Waiver of Notice...................................................................................................................... 21 ARTICLE VIII - GENERAL MATTERS.............................................................................................................. 21 8.1 Fiscal Year.............................................................................................................................. 21 8.2 Seal ........................................................................................................................................ 21 8.3 Annual Report......................................................................................................................... 21 8.4 Construction; Definitions......................................................................................................... 21 8.5 Election To Be Governed by Section 21.419 of the TBOC..................................................... 21

8.6	Ownership Threshold for Derivative Proceedings	21
8.7	Forum Selection	21
8.8	Jury Trial Waiver	22
ARTICLE IX -	AMENDMENTS	22

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4 ARTICLE I - MEETINGS OF SHAREHOLDERS 1.1 Place of Meetings. Meetings of shareholders of AGNT, Inc. (the “Company”) shall be held at any place, within or outside the State of Texas, determined by the Company’s board of directors (the “Board”). The Board may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 6.002(a) of the Texas Business Organizations Code (the “TBOC”). In the absence of any such designation or determination, shareholder meetings shall be held at the Company’s principal executive office. To the extent permitted by the TBOC, the Board may postpone or reschedule any previously scheduled meeting of shareholders at any time, before or after the notice for such meeting has been given to the shareholders. 1.2 Annual Meeting. Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of shareholders shall be held for the election of directors and for the transaction of such other business as may properly come before the meeting, at such date and time as may be designated by resolution of the Board from time to time. 1.3 Special Meeting. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the shareholders, special meetings of shareholders of the Company may be called only by the Board, the chairperson of the Board, the Chief Executive Officer or the president or by the holders of not less than fifty percent (50%) (or the highest percentage of ownership that may be set under the TBOC) of the Company’s then outstanding shares of capital stock entitled to vote at such special meeting. If a special meeting of the shareholders has been called, the Company shall cause notice to be given to the shareholders entitled to vote at such meeting, in accordance with these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the special meeting pursuant to the notice of a special meeting. Nothing contained in this Section 1.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board may be held. 1.4 Advance Notice Procedures. (i) Annual Meetings of Shareholders. (a) Nominations of persons for election to the Board or the proposal of other business to be transacted by the shareholders at an annual meeting of shareholders may be made only (1) pursuant to the Company’s notice of meeting (or any supplement thereto); (2) by or at the direction of the Board; (3) as may be provided in the certificate of designations for any class or series of Preferred Stock; or (4) by any shareholder of the Company who (A) is a shareholder of record at the time of giving of the notice contemplated by Section 1.4(i)(b); (B) is a shareholder of record on the record date for the determination of shareholders entitled to notice of the annual meeting; (C) is a shareholder of record on the record date for the determination of shareholders entitled to vote at the annual meeting (if such date is different from the record date for determining shareholders entitled to notice of the meeting); (D) is a shareholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 1.4(i). (b) For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to clause (4) of Section 1.4(i)(a), the shareholder must have given timely notice in writing to the secretary and any such nomination or proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the one hundred twentieth (120th) day and no later than 5:00 p.m., local time, on the ninetieth (90th) day prior to the day of the first anniversary of the preceding year’s annual meeting of shareholders. However, if no annual meeting of shareholders was held in the preceding year, or if the date of the applicable annual meeting has been changed by more than thirty (30) days from the first anniversary of the preceding year’s annual meeting, then to be timely such notice must be received by the secretary at the principal executive

5 offices of the Company no earlier than 8:00 a.m., local time, on the one hundred twentieth (120th) day prior to the day of the annual meeting and no later than 5:00 p.m., local time, on the tenth (10th) day following the day on which Official Notice of the date of the annual meeting was first given by the Company. In no event will the adjournment, rescheduling or postponement of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. If the number of directors to be elected to the Board is increased and there is no Official Notice naming all of the nominees for director or specifying the size of the increased Board at least ten (10) days before the last day that a shareholder may deliver a notice of nomination pursuant to the foregoing provisions, then a shareholder’s notice required by this Section 1.4(i)(b) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the secretary at the principal executive offices of the Company no later than 5:00 p.m., local time, on the tenth (10th) day following the day on which such Official Notice is first given. “Official Notice” means disclosure in a press release or by notice in writing or electronic transmission disseminated by or at the direction of the Company to all shareholders entitled to notice of shareholder meetings. (c) A shareholder’s notice to the secretary must set forth: (1) as to each person whom the shareholder proposes to nominate for election as a director: a) such person’s name, age, business address, residence address and principal occupation or employment; the class and number of shares of the corporation that are held of record or are beneficially owned by such person and a description of any Derivative Instruments (defined below) held or beneficially owned thereby or of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of such person; and all information relating to such person that would be required to be disclosed in solicitations of proxies for the contested election of directors of publicly traded corporations, or otherwise would be required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934 (the “1934 Act”) if the Company were publicly traded; b) such person’s written consent to being named in such shareholder’s proxy statement as a nominee of such shareholder and to serving as a director of the Company if elected; c) a reasonably detailed description of any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three (3) years, with any person or entity other than the Company (including the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Company (a “Third-Party Compensation Arrangement”); and d) a description of any other material relationships between such person and such person’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand; (2) as to any other business that the shareholder proposes to bring before the annual meeting: a) a brief description of the business desired to be brought before the annual meeting; b) the text of the proposal or business (including the text of any

6 resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these bylaws or the Company’s certificate of formation); c) any material interest in such business of such shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and d) a description of all agreements, arrangements and understandings between such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: a) the name and address of such shareholder (as they appear on the Company’s books), of such beneficial owner and of their respective affiliates or associates or others acting in concert with them; b) for each class or series, the number of shares of stock of the Company that are, directly or indirectly, held of record or are beneficially owned by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them; c) a description of any agreement, arrangement or understanding between such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business; d) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities (any of the foregoing, a “Derivative Instrument”), or any other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for or increase or decrease the voting power of such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities; e) any rights to dividends on the Company’s securities owned beneficially by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, that are separated or separable from the underlying security; f) any proportionate interest in the Company’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; g) any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the Company’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household; h) any significant equity interests or any Derivative Instruments in any principal competitor of the Company that are held by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

7 i) any direct or indirect interest of such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (in each case, including any employment agreement, collective bargaining agreement or consulting agreement); j) a representation and undertaking that the shareholder is a holder of record of stock of the Company as of the date of submission of the shareholder’s notice and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; k) a representation and undertaking that such shareholder or any such beneficial owner intends, or is part of a group that intends, to (x) deliver a proxy statement or other proxy solicitation material or form of proxy to holders of at least the percentage of the voting power of the Company’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee; or (y) otherwise solicit proxies from shareholders in support of such proposal or nomination; l) any other information relating to such shareholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them, or director nominee or proposed business that, in each case, would be required to be disclosed in a proxy statement or other filing that would be required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act if the Company were publicly traded; and m) such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for shareholder action. (d) In addition to the requirements of this Section 1.4, to be timely, a shareholder’s notice (and any additional information submitted to the Company in connection therewith) must further be updated and supplemented, if necessary, (1) so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the shareholders entitled to notice of, and to vote at, the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, rescheduling or postponement thereof and (2) to provide any additional information that the Company may reasonably request. Such update and supplement or additional information, if applicable, must be received by the secretary at the principal executive offices of the Company, in the case of a request for additional information, promptly following a request therefor, which response must be delivered not later than such reasonable time as is specified in any such request from the corporation or, in the case of an update or supplement of any information, not later than five (5) business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight (8) business days prior to the date for the meeting or any adjournment, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of eight (10) business days prior to the meeting or any adjournment, rescheduling or postponement thereof). The failure to timely provide such update, supplement or additional information shall result in the nomination or proposal no longer being eligible for consideration at the meeting. (ii) Special Meetings of Shareholders. Except to the extent required by the TBOC, and subject to Section 1.3, special meetings of shareholders may be called only in accordance with the Company’s certificate of formation and these bylaws. Only such business will be conducted at a special meeting of shareholders as has been brought before the special meeting pursuant to the Company’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the Company’s notice of meeting, then nominations of persons for election to the Board at such special meeting may be made by any shareholder who (i) is a shareholder of record at the time of giving of the notice contemplated by this Section 1.4(ii); (ii) is a shareholder of record on the record date for the determination of shareholders entitled to notice of the special meeting; (iii) is a shareholder of record on the record date for the determination of shareholders entitled to vote at the special meeting; (iv) is a shareholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 1.4(ii). For nominations to be properly brought by a shareholder before a special meeting pursuant to this Section

8 1.4(ii), the shareholder’s notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the one hundred twentieth (120th) day prior to the day of the special meeting and no later than 5:00 p.m., local time, on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which Official Notice of the date of the special meeting was first given. In no event will any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice. A shareholder’s notice to the Secretary must comply with the applicable notice requirements of Section 1.4(a)(iii). (iii) Other Requirements. (a) To be eligible to be a nominee by any shareholder for election as a director of the Company at a meeting of shareholders, the proposed nominee must provide to the secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 1.4(i)(b) or Section 1.4(i): (1) a signed and completed written questionnaire (in the form provided by the secretary at the written request of the nominating shareholder, which form will be provided by the secretary within ten (10) days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Company to determine the eligibility of such nominee to serve as a director of the Company or to serve as an independent director of the Company; (2) a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue; (3) a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement; (4) a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the Company’s corporate governance guidelines as disclosed on the Company’s website, as amended from time to time; and (5) a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board. (b) At the request of the Board, any person nominated by the Board for election as a director must furnish to the secretary the information that is required to be set forth in a shareholder’s notice of nomination that pertains to such nominee. (c) No person will be eligible to be nominated by a shareholder for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 1.4. No business proposed by a shareholder will be conducted at a shareholder meeting except in accordance with this Section 1.4. (d) The chairperson of the applicable meeting of shareholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that business was not properly brought before the meeting. If the chairperson of the meeting should so determine, then the chairperson of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be. (e) Notwithstanding anything to the contrary in this Section 1.4, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be

9 disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Company and counted for purposes of determining a quorum. For purposes of this Section 1.4, (1) to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting and (2) “principal executive offices” shall mean the address for the Company’s principal executive offices as set forth on the cover page of its most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission, as such address may be updated by any subsequent report filed with the U.S. Securities and Exchange Commission or other public announcement by the Company. (f) Without limiting this Section 1.4, a shareholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 1.4, it being understood that (1) any references in these bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.4; and (2) compliance with clause (4) of Section 1.4(i)(a) and with Section 1.4(ii) are the exclusive means for a shareholder to make nominations or submit other business (other than as provided in Section 1.4(iii)(g)). Notwithstanding anything to the contrary in this Section 1.4, the notice requirements set forth in these bylaws with respect to the proposal of any business (other than nominations) pursuant to this Section 1.4 will be deemed to be satisfied by a shareholder if (1) such shareholder has submitted a proposal to the Company in compliance with Rule 14a-8 under the 1934 Act; and (2) such shareholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the meeting of shareholders. Subject to Rule 14a-8 and other applicable rules and regulations under the 1934 Act, nothing in these bylaws will be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a director or any other business proposal. 1.5 Notice of Shareholders’ Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a notice of the meeting in the form of a writing or electronic transmission shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the TBOC, the certificate of formation or these bylaws, the notice of any meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting. Notwithstanding the preceding paragraph, notice of a shareholder meeting regarding a “fundamental business transaction” (as defined in Section 1.002 of the TBOC) must be given to each shareholder of the Company not later than twenty-one (21) days prior to such meeting, regardless of whether the shareholder is entitled to vote on the matter, in accordance with the TBOC. 1.6 Quorum. Except as otherwise provided by law, the certificate of formation or these bylaws, at each meeting of shareholders the presence in person or by proxy of the holders of shares of stock having a majority of the voting power which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of formation or these bylaws. If, however, such quorum is not present or represented at any meeting of the shareholders, then

10 either (i) the chairperson of the meeting, or (ii) the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, in accordance with Section 1.7 of these bylaws, until a quorum is present or represented. 1.7 Adjourned Meeting; Notice. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting; provided, however, if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date for shareholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 6.101 of the TBOC and Section 1.11 of these bylaws, and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. 1.8 Conduct of Business. Meetings of shareholders shall be presided over by a chairperson designated by the Board, or in the absence of such designation by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by the Chief Executive Officer, or in the absence of the foregoing persons by the President, or in the absence of the foregoing persons by a Vice President, or in the absence of the foregoing persons by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. The chairperson of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business, and shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present. 1.9 Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 1.11 of these bylaws, subject to Sections 6.251 and 6.252 (relating to voting trusts and other voting agreements) and Subchapter D of Chapter 6 (relating to voting of ownership interests) of the TBOC. Each shareholder entitled to vote at any meeting of shareholders shall be entitled to the number of votes per share for each share of capital stock held by such shareholder as of the applicable record date which has voting power upon the matter in question as set forth in the certificate of formation. Voting at meetings of shareholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or proxy holder. Except as otherwise required by law, the certificate of formation or these bylaws, in all matters other than the election of directors, at a meeting where a quorum is present, the affirmative vote of a majority of the shares of stock of the corporation which are voting on the matter shall be sufficient to approve, authorize, adopt, or to otherwise cause the Company to take, or affirm the Company’s taking of, any action. Except as otherwise required by law, the certificate of formation or these bylaws, at meetings of shareholders for the election of directors at which a quorum is present a nominee for director shall be elected to the Board if the number of votes cast “for” such nominee’s election exceed the number of votes cast “against” such nominee’s election, excluding abstentions. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors and a “fundamental business transaction” as defined under the TBOC, at a meeting where a quorum is present, the affirmative vote of a majority of the shares of such class or series or classes or series at which are voting on the matter shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of formation or these bylaws.

11 1.10 Shareholder Action by Written Consent Without a Meeting. Any action required by the TBOC to be taken at any annual or special meeting of shareholders of the Company, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock representing fifty-five percent (55%) of the outstanding capital stock of the Company entitled to vote thereon. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of holders to take action are delivered to the Company in the manner required by Sections 6.201 and 6.202 of the TBOC within sixty (60) days of the first date on which a written consent is so delivered to the Company. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Company. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective. An electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxy holder, or by a person or persons authorized to act for a shareholder or proxy holder, shall be deemed to be written and signed for purposes of this Section 1.10, provided that any such electronic transmission sets forth or is delivered with information from which the Company can determine (i) that the electronic transmission was transmitted by the shareholder or proxy holder or by a person or persons authorized to act for the shareholder or proxy holder and (ii) the date on which such shareholder or proxy holder or authorized person or persons transmitted such electronic transmission. A consent given by electronic transmission is delivered to the Company upon the earliest of (i) when the consent enters an information processing system, if any, designated by the Company for receiving consents, so long as the electronic transmission is in a form capable of being processed by that system and the Company is able to retrieve that electronic transmission; (ii) when a paper reproduction of the consent is delivered to the Company’s principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of shareholders are recorded; (iii) when a paper reproduction of the consent is delivered to the Company’s registered office in the State of Texas by hand or by certified or registered mail, return receipt requested; or (iv) when delivered in such other manner, if any, provided by resolution of the Board. A consent given by electronic transmission is delivered under this Section 1.10 even if no person is aware of its receipt. Receipt of an electronic acknowledgement from an information processing system establishes that a consent given by electronic transmission was received but, by itself, does not establish that the content sent corresponds to the content received. In the event that the Board shall have instructed the officers of the Company to solicit the vote or written consent of the shareholders of the Company, an electronic transmission of a shareholder written consent given pursuant to such solicitation, to be effective, must be delivered by electronic mail or facsimile telecommunications to the Secretary or the President of the Company or to a person designated by the Company for receiving such consent, or delivered to an information processing system designated by the Company for receiving such consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company as provided in Sections 6.201 or 6.202 of the TBOC. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the TBOC, if such action had been voted on by shareholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of shareholders, that written consent has been given in accordance with Sections 6.201 or 6.202 of the TBOC. For the avoidance of doubt, the provisions of Section 1.4 concerning advance notice of shareholder business or the nomination or election of directors shall not apply to any action by shareholder written consent.

12 1.11 Record Dates. In order that the Company may determine the shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance with the provisions of Section 6.101 of the TBOC and this Section 1.11 at the adjourned meeting. In order that the Company may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action. In order that the Company may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. 1.12 Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy authorized by a document or by an electronic transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 21.368, 21.369 and 21.370 of the TBOC. 1.13 List of Shareholders Entitled to Vote. Not later than the eleventh (11th) day before the date of each meeting of the shareholders of the Company, an officer or agent having charge of the Company’s stock transfer records shall prepare an alphabetical list of the shareholders entitled to vote at such meeting or any adjournment or postponement thereof showing the address and the type and number of shares held by each shareholder. Such list shall be kept on file at the registered office or the principal executive office of the Company and shall be subject to inspection by any shareholder at any time during regular business hours for a period of at least ten (10) days prior to such meeting. Alternatively, the list of shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. In the event that the corporation determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information

13 is available only to shareholders of the corporation. The original share transfer records shall be prima facie evidence as to (a) the identity of the shareholders entitled to vote at any meeting of shareholders and the number of shares held by each of them and (b) the identity of the shareholders entitled by this Section 1.13 to examine the list required by this Section 1.13. ARTICLE II - DIRECTORS 2.1 Powers. The business and affairs of the Company shall be managed by or under the direction of the Board, except as may be otherwise provided in the TBOC or the certificate of formation. 2.2 Number of Directors. The Board shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of formation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. 2.3 Election, Qualification and Term of Office of Directors. Except as provided in Section 2.4 of these bylaws, and subject to Sections 1.2 and 1.10 of these bylaws, directors shall be elected at each annual meeting of shareholders. Directors need not be shareholders unless so required by the certificate of formation or these bylaws. The certificate of formation or these bylaws may prescribe other qualifications for directors. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. 2.4 Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of formation or these bylaws, when one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Unless otherwise provided in the certificate of formation, these bylaws or by the TBOC, and subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board shall be filled by a majority vote of the directors then in office, even if the remaining directors constitute less than a quorum of the Board, or by election at an annual or special meeting of shareholders called for that purpose. If at any time, by reason of death or resignation or other cause, the Company should have no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the provisions of the certificate of formation or these bylaws. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Except as otherwise provided by the TBOC, during a period between two successive annual meetings of shareholders, the Board may not fill more than two vacancies created by an increase in the number of directors. 2.5 Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or outside the State of Texas. Unless otherwise restricted by the certificate of formation or these bylaws, members of the Board, or any committee designated by the Board or any subcommittee, may participate in a meeting of the Board, or any such committee or subcommittee, by means of conference telephone or other communications

14 equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. 2.6 Conduct of Business. Meetings of the Board shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. 2.7 Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. 2.8 Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or any two directors. Notice of the time and place of special meetings shall be: (i) delivered personally by hand, by courier or by telephone; (ii) sent by United States first-class mail, postage prepaid; or (iii) given by electronic transmission, directed to each director at that director’s address or telephone number, or by means of electronic transmission, as the case may be, as shown on the Company’s records. If the notice is delivered personally by hand, by courier, or by telephone, or given by means of electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting, to the fullest extent permitted by applicable law. 2.9 Quorum; Voting. At all meetings of the Board, the presence of at least a majority of the total authorized directorships shall constitute a quorum for the transaction of business; provided that in no case shall the presence of less than 1/3 of the total authorized directorships constitute a quorum. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of formation or these bylaws. If the certificate of formation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors. 2.10 Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the certificate of formation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee or subcommittee thereof, may be taken without a meeting if all members of the Board or committee or subcommittee, as the case may be, consent thereto in writing or by electronic transmission. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 2.10 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent

15 or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee or subcommittee thereof, in the same paper or electronic form as the minutes are maintained. 2.11 Fees and Compensation of Directors. Unless otherwise restricted by the certificate of formation or these bylaws, the Board shall have the authority to fix the compensation of directors. 2.12 Removal of Directors. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the voting power of the shares then entitled to vote at an election of directors. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office. ARTICLE III - COMMITTEES 3.1 Committees of Directors. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of formation, except to (x) establish series of shares, (y) increase or decrease the number of shares in a series or (z) eliminate a series of shares as authorized by Section 21.155 of the TBOC, (ii) propose a reduction of stated capital under Sections 21.253 and 21.254 of the TBOC, (iii) approve a plan of merger, share exchange, or conversion of the corporation, (iv) recommend to shareholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, (v) recommend to the shareholders a voluntary winding up and termination or a revocation of a voluntary winding up and termination, (vi) amend, alter or repeal the bylaws or adopt new bylaws, (vii) fill vacancies on the Board, (viii) fill vacancies on or designate alternate members of a committee of the Board, (ix) fill a vacancy to be filled because of an increase in the number of directors, (x) elect or remove officers of the corporation or members or alternate members of a committee of the Board, (xi) set the compensation of the members or alternate members of a committee of the Board or (xii) alter or repeal a resolution of the Board that states that it may not be amended or repealed by a committee of the Board. 3.2 Committee Minutes. Each committee and subcommittee shall keep regular minutes of its meetings and report the same to the Board, or the committee, when required. 3.3 Meetings and Actions of Committees. A majority of the directors then serving on a committee or subcommittee shall constitute a quorum for the transaction of business by the committee or subcommittee, unless the certificate of formation, these bylaws, a resolution of the Board or a resolution of a committee that created the subcommittee requires a greater or lesser number, provided that in no case shall a quorum be less than 1/3 of the directors then serving on the committee or subcommittee. The vote of the majority of the members of a committee or subcommittee present at a meeting at which a quorum is present shall be the act of the committee or subcommittee, unless the certificate of formation, these bylaws, a resolution of the Board or a resolution of a committee that created the subcommittee requires a greater number. Meetings and actions of committees and subcommittees shall otherwise be governed by, and held and taken in accordance with, the provisions of: (i) Section 2.5 (Place of Meetings; Meetings by Telephone); (ii) Section 2.7 (Regular Meetings); (iii) Section 2.8 (Special Meetings; Notice);

16 (iv) Section 2.9 (Quorum; Voting); (v) Section 2.10 (Board Action by Written Consent Without a Meeting); and (vi) Section 7.2 (Waiver of Notice), with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the Board and its members. However: (i) the time and place of regular meetings of committees and subcommittees may be determined either by resolution of the Board or by resolution of the committee or subcommittee; (ii) special meetings of committees and subcommittees may also be called by resolution of the Board or the committee or subcommittee; and (iii) notice of special meetings of committees and subcommittees shall also be given to all alternate members, as applicable, who shall have the right to attend all meetings of the committee or subcommittee. The Board, or, in the absence of any such action by the Board, the committee or subcommittee, may adopt rules for the government of any committee or subcommittee not inconsistent with the provisions of these bylaws. Any provision in the certificate of formation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of formation or these bylaws. 3.4 Subcommittees. Unless otherwise provided in the certificate of formation, these bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. ARTICLE IV - OFFICERS 4.1 Officers. The officers of the Company shall be a Chief Executive Officer and a Secretary. The Company may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, one or more Vice Presidents, a Chief Financial Officer, Chief Operating Officer, a Treasurer, one or more Assistant Treasurers, one or more Assistant Secretaries and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. 4.2 Appointment of Officers. The Board shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 4.3 of these bylaws. 4.3 Subordinate Officers. The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Company may require. Each of such officers and agents shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the Board may from time to time determine. 4.4 Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by the Board or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer upon whom such power of removal has been conferred by the Board or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

17 4.5 Vacancies in Offices. Any vacancy occurring in any office of the Company shall be filled by the Board or as provided in Section 4.3 of these bylaws. 4.6 Representation of Securities of Other Corporations or Entities. Unless otherwise directed by the Board, the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President or any other person authorized by the Board, the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares or other securities or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the Company in accordance with the governing documents of any entity or entities, standing in the name of the Company, including the right to act by written consent in lieu of a meeting. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority. 4.7 Authority and Duties of Officers. Except as otherwise provided in these bylaws, the officers of the Company shall have such powers and duties in the management of the Company as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. ARTICLE V - INDEMNIFICATION 5.1 Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article V, the Company shall indemnify, to the fullest extent permitted by the TBOC, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. 5.2 Indemnification of Directors and Officers in Actions by or in the Right of the Company. Subject to the other provisions of this Article V, the Company shall indemnify, to the fullest extent permitted by the TBOC, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. 5.3 Successful Defense. To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in

18 Section 5.1 or Section 5.2 of these bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. 5.4 Indemnification of Others. Subject to the other provisions of this Article V, the Company shall have power to indemnify its employees and agents to the extent not prohibited by the TBOC or other applicable law. The Board shall have the power to delegate to any person or persons the determination of whether employees or agents shall be indemnified. 5.5 Advanced Payment of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Company in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses and any documentation as may be required by the TBOC) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article V or the TBOC. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Company or by persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 5.6(ii) or Section 5.6(iii) of these bylaws prior to a determination that the person is not entitled to be indemnified by the Company. 5.6 Limitation on Indemnification. Subject to the requirements in Section 5.3 of these bylaws and the TBOC, the Company shall not be obligated to indemnify any person pursuant to this Article V in connection with any Proceeding (or any part of any Proceeding): (i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid; (ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements); (iii) for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements); (iv) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (c) otherwise required to be made under Section 5.7 of these bylaws or (d) otherwise required by applicable law; or (v) if prohibited by applicable law. 5.7 Determination; Claim. If a claim for indemnification or advancement of expenses under this Article V is not paid by the Company or on its behalf within ninety (90) days after receipt by the Company of a written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. To the extent not

19 prohibited by law, the Company shall indemnify such person against all expenses actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this Article V, to the extent such person is successful in such action. In any such suit, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses. 5.8 Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of formation or any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the TBOC or other applicable law. 5.9 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the TBOC. 5.10 Survival. The rights to indemnification and advancement of expenses conferred by this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. 5.11 Effect of Repeal or Modification. A right to indemnification or to advancement of expenses arising under a provision of the certificate of formation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of formation or these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred. 5.12 Certain Definitions. For purposes of this Article V, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article V. ARTICLE VI - STOCK 6.1 Stock Certificates; No Partly Paid Shares. The shares of the Company shall be uncertificated, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by certificates. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Unless otherwise

20 provided by resolution of the Board, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Company by any two officers of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not have power to issue a certificate in bearer form. The Company may not issue the whole or any part of its shares as partly paid. 6.2 Special Designation on Certificates. If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 3.202 of the TBOC, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Section 3.205 of the TBOC or with respect to this Section 6.2 a statement that the Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical. 6.3 Lost Certificates. Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. 6.4 Dividends. The Board, subject to any restrictions contained in the certificate of formation or applicable law, may declare and pay dividends upon the shares of the Company’s capital stock. Dividends may be paid in cash, in property or in shares of the Company’s capital stock, subject to the provisions of the certificate of formation. The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. 6.5 Stock Transfer Agreements. The Company shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such shareholders in any manner not prohibited by the TBOC. 6.6 Registered Shareholders. The Company: (i) shall be entitled to treat the person registered on its books as the owner of any share or shares as the person exclusively entitled to receive dividends, vote, receive notifications and otherwise exercise all the rights and powers of an owner of such share or shares; and (ii) shall not be bound to recognize any equitable or other claim to or interest in such share

21 or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas. 6.7 Transfers. Transfers of record of shares of stock of the Company shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer. ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER 7.1 Notice of Shareholders Meetings. Notice of any meeting of shareholders shall be given in the manner set forth in the TBOC. 7.2 Waiver of Notice. Whenever notice is required to be given under any provision of the TBOC, the certificate of formation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting unless the person participates in or attends the meeting solely to object to the transaction of business at the meeting on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of formation or these bylaws. ARTICLE VIII - GENERAL MATTERS 8.1 Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board and may be changed by the Board. 8.2 Seal. The Company may adopt a corporate seal, which shall be in such form as may be approved from time to time by theBoard. The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. 8.3 Annual Report. The Company shall cause an annual report to be sent to the shareholders of the Company to the extent required by applicable law. If and so long as there are fewer than one hundred (100) holders of record of the Company’s shares, the requirement of sending an annual report to the shareholders of the Company is expressly waived (to the extent permitted under applicable law). 8.4 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the TBOC shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, any other entity and a natural person. 8.5 Election To Be Governed by Section 21.419 of the TBOC. The Corporation elects to be governed by Section 21.419 of the TBOC. 8.6 Ownership Threshold for Derivative Proceedings. No shareholder may institute or maintain a “derivative proceeding” (as defined in Section 21.551 of the TBOC) in the right of the Company unless such shareholder, at the time the derivative proceeding is instituted, beneficially owns a number of shares sufficient to meet an ownership threshold of at least three percent (3%) of the outstanding shares of the Company. 8.7 Forum Selection. Unless the Company consents in writing to the selection of an alternative forum, the Texas Business Court in the Eleventh Division of the Texas Business Court (or, if the Texas Business Court does not have jurisdiction, the federal district court for the Southern District of Texas, Houston Division or the state district court of Harris County, Texas or another state court in Texas, provided,

22 however, and for purposes of clarity, any suit, action or other proceeding shall only be brought before a state court in Harris County, Texas, to the extent and only to the extent that the Texas Business Court and the Federal Court do not have jurisdiction over the same) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, shareholder, officer or other employee of the Company to the Company or the Company’s shareholders, (c) any action asserting a claim against the Company or any current or former director, officer or other employee of the Company arising pursuant to any provision of the TBOC or the certificate of formation or these bylaws (as each may be amended from time to time), (d) any action asserting an “internal entity claim” (as defined in Section 2.115 of the TBOC) or (e) any other action or proceeding in which the Texas Business Court has jurisdiction, except for, as to each of (a) through (e) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction. For the avoidance of doubt, nothing contained in this first paragraph of Article VIII Section 8.7 shall apply to any action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “1933 Act”), or the 1934 Act or any successor thereto. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Article VIII Section 8.7. 8.8 Jury Trial Waiver. UNLESS THE COMPANY CONSENTS IN WRITING TO A JURY TRIAL, THE COMPANY AND EACH SHAREHOLDER, DIRECTOR AND OFFICER OF THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THAT THE COMPANY OR SUCH PERSON MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM ARISING OUT OF OR RELATING TO ANY “INTERNAL ENTITY CLAIM” AS THAT TERM IS DEFINED IN SECTION 2.115 OF THE TBOC, AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OTHER LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM WITHIN THE SCOPE OF SECTION 8.7 OF THIS ARTICLE EIGHT AND EACH SHAREHOLDER AGREES THAT SUCH SHAREHOLDER’S HOLDING OR ACQUISITION OF SHARES OF STOCK OF THE COMPANY OR, TO THE EXTENT PERMITTED BY LAW, OPTIONS OR RIGHTS TO ACQUIRE SHARES OF STOCK OF THE COMPANY FOLLOWING THE ADOPTION OF THESE BYLAWS CONSTITUTES SUCH SHAREHOLDER’S INTENTIONAL AND KNOWING WAIVER OF ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH CLAIMS. ARTICLE IX - AMENDMENTS These bylaws may be adopted, amended or repealed by the shareholders entitled in the manner specified in the certificate of formation. The Board shall have the power to make, alter and repeal the bylaws of the corporation, but bylaws made by the board may be altered or repealed, and new bylaws made, by the shareholders.